SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CENTER COAST MLP & INFRASTRUCTURE FUND

(Exact Name of Registrant as Specified in its Charter)

Delaware	90-1011829
(State of Incorporation	(IRS Employer
or Organization)	Identification Number)

1100 Louisiana Street, Suite 5025
Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-188550

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares of Beneficial Interest	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                   Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Structure” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-188550 and 811-22843) as filed electronically with the Securities and Exchange Commission (the “Commission”) on May 10, 2013 (Accession No. 0001341004-13-000544) (“Registration Statement on Form N-2”), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on June 14 , 2013 (Accession No. 0001341004-13-000641), Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on August 27, 2013 (Accession No. 0001104659-13-066261), and Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2, as filed with the Commission on August 28, 2013 (Accession No. 0001104659-13-066722).

Item 2.                   Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENTER COAST MLP & INFRASTRUCTURE FUND

By:	/s/ Dan C. Tutcher
Name:	Dan C. Tutcher
Title:	President and Chief Executive Officer